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FOR IMMEDIATE RELEASE

Contact:
Mark Lynch
MicroStrategy Incorporated
(703) 394-8402
pr_info@microstrategy.com
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                   MicroStrategy Issues Clarifying Statement

      VIENNA, VA, March 21 - MicroStrategy Incorporated (Nasdaq: MSTR) today announced a clarification of its March 20, 2000, public statements respecting the revision of its 1998 and 1999 reported revenues and operating results. In its March 20 press release, MicroStrategy indicated that the revisions were made "to conform to the most recent statements of the Securities and Exchange Commission and the accounting profession regarding revenue recognition in the software industry, and to Statement of Position 97-2." The Company also indicated in its press release that the revisions were "the product of a recent detailed review of MicroStrategy's significant contracts and future business strategy and the related accounting under the revenue recognition rules,
including the recently issued SEC Staff Accounting Bulletin 101."   These
statements were subsequently repeated by MicroStrategy in responding to questions raised by the media concerning its press release.

      MicroStrategy today clarifies these statements as follows: The principal reason for the Company's decision to revise its 1998 and 1999 reported revenues and operating results was the need to do so under existing accounting principles articulated in Statement of Position 97-2. The Company's previously reported revenues and operating results were not revised principally to conform with Staff Accounting Bulletin 101 in advance of its required implementation by March 31, 2000.

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This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's 1999 results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.